Exhibit 10.22

FIRST AMENDMENT TO
HARVARD BIOSCIENCE, INC.
THIRD AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN

This First Amendment to the Harvard Bioscience, Inc. Third Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”) is effective as of March 9, 2013 (the “Effective Date”).

Pursuant to the authorization of the Board of Directors of Harvard Bioscience, Inc. in accordance with Section 17 of the Plan, the Plan is hereby amended as follows, effective as of the Effective Date:

1.
Clause (v) of Section 3(b) of the Plan is hereby deleted in its entirety and replaced with the following in its stead:

“(v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable in a manner that will trigger tax under Section 409A”

2.
Section 4 of the Plan is hereby amended by adding the following provisions to the end thereof:

“With respect to the Awards (“Adjustment Awards”) modified or issued in connection with any equitable adjustment by the Company, in accordance herewith and with the formulas and provisions set forth in the Separation and Distribution Agreement that may be entered into by and between the Company and Harvard Apparatus Regenerative Technology, Inc. (“HART”), of certain Awards previously granted by the Company, notwithstanding any other provision of the Plan or Award to the contrary, for purposes of exercisability, vesting and the post-termination exercise periods applicable to any Awards, continued employment with, or service to, the Company (or its subsidiaries) or HART (or its subsidiaries) is considered to be continued employment with, and service to, the other, provided that the failure to exercise Incentive Stock Options within the applicable deadline following any separation from service from the Company shall cause such options to be treated thereafter as Non-Qualified Stock Options.”

3.	The following is added to the end of the Plan:

“DATE FIRST AMENDMENT TO HARVARD BIOSCIENCE, INC. THIRD AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN APPROVED BY BOARD OF DIRECTORS: MARCH 9, 2013.”

4.	Except as expressly amended hereby, the Plan shall remain in full force and effect.